Exhibit 99.8

PRUDENTIAL FINANCIAL, INC.

Schedule IV

Reinsurance

For the Years Ended December 31, 2006, 2005 and 2004 (in millions)

	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
2006
Life Insurance Face Amount In Force	$2,504,819	$250,690	$7,425	$2,261,554	0.3%

Premiums:
Life Insurance	$14,092	$1,294	$69	$12,867	0.5%
Accident and Health Insurance	1,030	19	9	1,020	0.9%
Property & Liability Insurance	—	—	21	21	100.0%

Total Premiums	$15,122	$1,313	$99	$13,908	0.7%

2005
Life Insurance Face Amount In Force	$2,185,100	$301,588	$11,995	$1,895,507	0.6%

Premiums:
Life Insurance	$13,767	$1,076	$91	$12,782	0.7%
Accident and Health Insurance	979	16	3	966	0.3%
Property & Liability Insurance	—	—	8	8	100.0%

Total Premiums	$14,746	$1,092	$102	$13,756	0.7%

2004
Life Insurance Face Amount In Force	$2,046,981	$246,533	$11,876	$1,812,324	0.7%

Premiums:
Life Insurance	$12,375	$879	$92	$11,588	0.8%
Accident and Health Insurance	932	10	3	925	0.3%
Property & Liability Insurance	—	—	8	8	100.0%

Total Premiums	$13,307	$889	$103	$12,521	0.8%